UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 19, 2014, WGL Holdings, Inc. (“WGL Holdings”) and Washington Gas Light Company (“Washington Gas” and, together with WGL Holdings, the “Companies”) each entered into a First Amendment to Credit Agreement (each, an “Amendment” and, together, the “Amendments”) relating to its respective Credit Agreement, each dated April 3, 2012 (each, as modified by the relevant Amendment, a “Credit Facility” and, together, the “Credit Facilities”). The Amendments extend the maturity date of the Credit Facilities until December 19, 2019, provided that the Credit Facilities will terminate on September 30, 2017 if Washington Gas does not obtain an extension of a regulatory approval authorizing the incurrence of short-term indebtedness. Each Facility has two one-year extension options. The Amendments also clarify the calculation of the minimum interest rate on base rate loans and make miscellaneous other changes relating to compliance with anti-corruption laws and other matters. The Credit Facility for WGL Holdings permits it to borrow up to $450 million, and further permits, with the lenders’ approval, additional borrowings of $100 million for a maximum potential total of $550 million. The Credit Facility for Washington Gas permits it to borrow up to $350 million, and further permits, with the lenders’ approval, additional borrowings of $100 million for a maximum potential total of $450 million. The available borrowings and, other than as described above, the applicable interest rates under the Credit Facilities remain unchanged.

The lenders under the Credit Facilities are Wells Fargo Bank, National Association; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; Branch Banking and Trust Company; TD Bank, N.A.; Royal Bank of Canada; U.S. Bank, National Association; and the Bank of New York Mellon.

There are no material relationships between any of the lenders and WGL Holdings, Washington Gas or any of their affiliates.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facilities, as amended by the Amendments. The Amendments are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above relating to the Credit Agreements, as modified by the Amendments, is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated December 19, 2014, between WGL Holdings, Inc. the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

10.2	First Amendment to Credit Agreement, dated December 19, 2014, between Washington Gas Light Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
(Registrant) and Washington Gas Light Company (Registrant)
Date: December 19, 2014	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated December 19, 2014, between WGL Holdings, Inc. the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

10.2	First Amendment to Credit Agreement, dated December 19, 2014, between Washington Gas Light Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the Lenders.

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